MEDecision, Inc.

AMENDED AND RESTATED STOCK OPTION PLAN

(Incorporating All Amendments to Date)

1. Background and Purpose. The Stock Option Plan (the “Plan”) is intended as an additional incentive to employees, members of the Board of Directors (the “Board”) (whether or not the directors are compensated for employment by a regular salary), consultants and advisers (collectively, the “Optionees”) to enter into or remain in the employment of the Company or any Subsidiary (as hereinafter defined), to serve on the Board of the Company or to provide services to the Company as a consultant or an adviser and to devote themselves to the Company’s success by providing to them an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights (the “Options”) to acquire the Company’s common stock, par value $.10 per share (the “Common Stock”).

For purposes of the Plan, the term “Subsidiary” shall mean any corporation which is owned, in whole or in part, by the Company.

2. Administration. The Plan shall be administered by the Board or a Committee of not less than two members of the Board. The members of the Board shall be authorized to receive Options under the Plan. The Board shall from time to time at its sole discretion grant Options pursuant to the terms of the Plan. The Board shall have plenary authority to determine the Optionees to whom and the times at which Options shall be granted, the number of option shares to be covered by such options and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an incentive stock option (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a non-qualified option, subject, however, to the express provisions of the Plan. In making such determinations, the Board shall take into account the nature of the Optionee’s services and responsibilities, the Optionee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Board of any provision of the Plan or of any option granted under it shall be final, binding and conclusive.

3. Eligibility. All employees, directors, consultants and advisers of the Company or its Subsidiaries shall be eligible to receive Options hereunder. ISOs may be granted only to employees of the Company or its Subsidiaries. The Board of Directors, in its sole discretion, shall determine whether any individual qualifies as an Optionee. An Optionee may receive more than one Option.

4. Option Shares. The aggregate maximum number of shares of the Common Stock for which Options may be granted under the Plan is 8,000,000 shares (the “Option Shares”), which number is subject to adjustment as provided in Section 7. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan. All shares reserved for issuance hereunder may be issued in respect of ISOs.

5. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents (the “Option Documents”) in such form as the Board shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and all other terms and conditions set forth in the Plan.

(a) Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. Each Option Document under which an Option which is an ISO is granted shall limit the number of Option Shares for which the Optionee may exercise the Option for the first time in any calendar year to Option Shares with an aggregate fair market value, determined at the time the Option is granted, not to exceed $100,000. The $100,000 exercise limit for any calendar year shall be reduced by the fair market value of stock (determined at the time of the ISO grant) with respect to ISOs granted to the Optionee under any plan of the Company or a Subsidiary that first becomes exercisable in such calendar year.

(b) Option Price. Each Option Document shall state the price at which Option Shares may be purchased (the “Option Price”). It is expressly intended that the Option Price may be less than the fair market value of the Common Stock on the date the Option is granted, except that the Option Price with respect to ISOs shall not be less than 100% of the fair market value of the Common Stock on the date of grant. In the event that an ISO is granted to an Optionee who then owns, directly or by attribution under Section 425(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company, then the Option Price shall be at least 110% of the fair market value of the Option Shares on the date the Option is granted.

(c) Medium of Payment. An Optionee shall pay for Option Shares (i) in cash, (ii) by certified check payable to the Company, (iii) by a combination of the foregoing, or (iv) by such other means as the Board may accept.

(d) Termination of Options. No Options shall be exercisable after the first to occur of the following:

(i) Expiration of the Option term specified in the Option Documents, which for an ISO shall not exceed (A) 10 years from the date of grant, or (B) five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 425(d) of the Code, shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company;

(ii) Except as otherwise determined by the Board or a Committee administering the Plan, expiration of three months from the date the Optionee’s employment or service with the Company or its Subsidiaries terminates for any reason other than (a) disability (within the meaning of Section 22(e)(iii) of the Code) or death, or (b) circumstances described in paragraph (d)(iv), below;

(iii) Except as otherwise determined by the Board or a Committee administering the Plan, expiration of one year from the date the Optionee’s employment or service with the Company or its Subsidiaries terminates by reason of the Optionee’s disability (within the meaning of Section 22(e)(3) of the Code) or death;

(iv) A finding by the Board of Directors that the Optionee has been discharged from employment or service with the Company or a Subsidiary for cause. For purposes of this Plan, the term “cause” shall mean (i) incompetence by the Optionee in the performance of his duties for the Company; (ii) a pattern of gross negligence by the Optionee in the performance of his duties for the Company; (iii) a pattern of refusing to follow the directions of the Board of Directors or senior officers; (iv) repeated acts of public intoxication by the Optionee; (v) confirmed addiction to drugs or other substances whose sale is unlawful; (iv) the criminal indictment of the Optionee involving conduct which constitutes a felony (whether or not related to the Optionee’s employment with or service for the Company); (vii) an act of the Optionee resulting or intending to result directly or indirectly in gain or personal enrichment of the Optionee at the Company’s expense (either actual or potential); (viii) any violation of an express direction or any reasonable rule, regulation or policies established by the Company from time to time regarding the conduct of its business; (ix) the material breach by the Optionee of his obligations under any provision of his employment agreement or consulting agreement with the Company; or

(v) A finding by the Board that the Optionee has breached any provisions with respect to protection of confidential information and the covenant not to compete contained in the Option Documents or in his employment, service or consulting agreement with the Company.

(e) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution or, with respect to non-qualifying options, pursuant to a qualified domestic relations order as defined by the Code. Except as provided in the preceding sentence, during the lifetime of the person to whom an Option is granted, such Option may be exercised only by the Optionee.

(f) Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Board of Directors shall deem advisable. Each Option which is intended to qualify as an ISO shall be clearly designated as such.

(g) Amendments. The Board shall have the right, subject to the consent of the Optionee, to amend Option Documents which have been issued to such Optionee.

6. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased.

Each exercise notice shall (unless the Option Shares are covered by a then current registration statement under the Securities Act of 1933 (the “Act”)) contain the Optionee’s acknowledgement in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) neither the Company nor any other person is under any obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, and (iii) such Option Shares may not be transferred or disposed of unless the Option Shares are registered under the Act and any applicable state securities laws or the Optionee obtains an opinion of counsel which is satisfactory to the Company that such registration is not required. Notwithstanding the above, (A) should the Company be advised by counsel that the sale of Option Shares upon the exercise of an Option should be delayed pending the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer the transfer and sale of Option Shares to the Optionee until such event has occurred, or (B) in the event that the Company files with the Securities and Exchange Commission a registration statement in connection with an initial underwritten public offering of its securities, the Optionee will not sell or otherwise transfer or dispose of the Option Shares, unless he obtains the written consent of the Company, during the period from the date of the filing of the registration statement until 90 days after the effectiveness thereof.

7. Adjustments Upon Changes in Common Stock.

(a) In the event of any change in the number of shares of outstanding Common Stock by reason of a stock split or reverse stock split, the number of shares available for issuance under this Plan and the number and price of shares subject to outstanding Options will be automatically and proportionately adjusted to reflect that split.

(b) In the event of any stock dividend, reclassification, recapitalization, reorganization, spin-off, merger, consolidation or other similar event or transaction affecting the Common Stock, the Board will adjust the number, type and issuer of shares available for issuance under this Plan and the number, type, issuer and price of shares subject to outstanding Options in a manner that equitably reflects such event or transaction.

8. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in any respect which it may deem to be in the best interest of the Company; provided, however, that it may not, without obtaining shareholder approval, change the class of individuals eligible to receive an ISO, extend the expiration date of the Plan, decrease the minimum Option Price of an ISO granted under the Plan or increase the maximum number of shares as to which Options may be granted, except as provided in Section 7 hereof.

9. Restrictive Legend. Share certificates issued to Optionees upon exercise of Options under the Plan shall contain the following legend (or such other restrictive legend as the Board may deem appropriate regarding compliance with securities laws):

These shares have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws, and they may not be offered, sold, pledged, hypothecated or otherwise transferred in the absence of (1) effective registrations under all such laws or (2) an opinion of counsel satisfactory to MEDecision, Inc. that such registration is not required.

10. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreements, express or implied, on the part of the Company or any Subsidiaries to retain the Optionee in the employ or service of the Company or a Subsidiary, as a member of the Company’s Board or in any other capacity, whichever the case may be.

11. Withholding of Taxes. Prior to the delivery or transfer of any certificate or certificates for Option Shares to an Optionee upon the exercise of an Option, the Company shall require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements imposed upon the Company. Unless otherwise determined by the Board, the minimum required withholding obligation with respect to an Option may be settled by withholding the delivery of an appropriate number of Option Shares that would otherwise be issuable upon exercise of that Option.

12. Effective Date and Term of Plan. The Plan will continue in effect indefinitely; provided, however, that no ISO will be granted hereunder on or after the 10th anniversary of the latest of: the adoption of this Plan, any extension of this Plan or any increase in the number of shares subject to the Plan; but provided further, that an ISO granted prior to such 10th anniversary may extend beyond that date.